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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 Current Report


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                Date of Report (Date of earliest event reported):
                       OCTOBER 14, 1999 (OCTOBER 1, 1999)

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                             STEARNS & LEHMAN, INC.
             (Exact Name of Registrant as Specified in its Charter)

             OHIO                     0-21879                34-1579817
 (State or other jurisdiction       (Commission            (IRS Employer
of incorporation or organization)     File No.)          Identification No.)

               30 PARAGON PARKWAY
                 MANSFIELD, OHIO                               44903
       (Address of principal executive offices)              (Zip code)

                                 (419) 522-2722
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 1.      Not Applicable.

ITEM 2.      ACQUISITIONS OR DISPOSITIONS OF ASSETS.

On October 1, 1999, pursuant to the terms of a Share Purchase Agreement ("Agreement"), dated October 1, 1999, between Stearns & Lehman, Inc. (the "Company") and Wargo Holdings Ltd. ("Wargo"), the Company's newly established Canadian subsidiary 19035 Yukon Inc. ("Yukon") acquired all of the outstanding shares of Oscar Skollsberg's Food Technique Limited ("Oscars"), a Canadian Company registered in British Columbia. Oscars is in the business of producing and marketing coffee and espresso flavoring syrups throughout Canada, the United States and several foreign countries. Oscars reported unaudited sales of $1,827,551 CDN and unaudited net income of $83,167 CDN for the calendar year ended December 31, 1998.

As consideration for the shares of Oscars, the Company paid $1,205,000 CDN plus or minus adjustments pursuant to Part 3 of the Agreement. Part 3 of the Agreement indicates that the purchase price will be adjusted upwards or downwards by the amount in which the Net Equity of Oscars differs from $161,291 CDN as of close of business on September 30, 1999. Yukon used funds available under a business loan agreement with First Knox National Bank guaranteed by the Company. This loan agreement provided $800,000 U.S. and is filed herewith as
Exhibit 99(a).

In addition, in conjunction with the Agreement, Jan Skollsberg signed a non-competition agreement dated October 1, 1999 with the Company, Yukon, Oscars and Wargo in which Mr. Skollsberg will not directly or indirectly manufacture, procure, sell, or distribute any products or services materially similar to those products of Oscars' or the Company's for a period of four years. In consideration for this non-competition agreement, the Company will pay Mr. Skollsberg $13,350 CDN per month for the four year period. This non-competition agreement is filed herewith as Exhibit 99(b).

The transaction has been previously been publicly announced by the Company and a copy of the press release issued by the Company on October 7, 1999 is included herewith as Exhibit 99(c).

The description contained herein of the Agreement is qualified in its entirety by reference to the Stock Purchase Agreement dated October 1, 1999 which is filed herewith as Exhibit 2 and incorporated by reference.

ITEM 3 - 6.  Not Applicable.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

(a) AND (b). Not applicable in accordance with Regulation S-X 11.3-05(b)(2)(i).

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(c).  EXHIBITS.

Exhibit #2        - Share Purchase Agreement between Stearns & Lehman, Inc. and
                  Wargo Holdings Ltd. dated October 1, 1999.

Exhibit 99(a) - Business Loan Agreement between 19035 Yukon Inc. and First Knox National Bank.

Exhibit 99(b) - Non-competition agreement between Stearns & Lehman, Inc. and Jan Skollsberg dated October 1, 1999.

Exhibit 99(c)     - Press release issued by Stearns & Lehman, Inc. on October 7,
                  1999.

ITEMS 8 - 9.  Not applicable.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized,


Date:   October 14, 1999              STEARNS & LEHMAN, INC.
                                           (Registrant)


                                      /s/ William C. Stearns
                                      ----------------------
                                      William C. Stearns
                                      President


                                      /s/ John A. Chuprinko
                                      ---------------------
                                      John A. Chuprinko
                                      Chief Financial Officer
                                      (Principal Accounting Officer)

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